To The Board of Directors
Yi Wan Group, Inc.

                       Consent of Independent Accountants
                               Yi Wan Group, Inc.
                          Audited Financial Statements
                           December 31, 2001 and 2000

We consent to the incorporation in the Annual Report of Yi Wan Group, Inc. on
Form 10-K of our report dated February 21, 2002 on our audits of the financial statements of Yi Wan Group, Inc. and subsidiaries as of December 31,
2001 and 2000 and for the year ended, which our reports are incorporated in the Form 10-K.

/s/ Moore Stephens Frazer and Torbet, LLP
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Moore Stephens Frazer and Torbet, LLP

Walnut, California
March 25, 2002